Exhibit 15.2

ORDiNARY mEEtiNG OF StOCKHOLDERS OF LUXOttiCA GROUP S.p.A. April 28, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please sign, date and mail your proxy card in the envelope provided so that your vote is received on or before 10:00 AM EST on April 21, 2017. Please detach along perforated line and mail in the envelope provided. 00003030000000000000 4 042817 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SiGN, DAtE AND REtURN PROmPtLY iN tHE ENCLOSED ENvELOPE. PLEASE mARK YOUR vOtE iN BLUE OR BLACK iNK AS SHOWN HERE x 1. The approval of the Statutory Financial Statements for the year NON-vOtiNG itEm ended December 31, 2016. FOR AGAINST ABSTAIN 2. The allocation of net income and the distribution of dividends. 3. An advisory vote on the first section of the Company's Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/1998. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ORDINARY MEETING OF STOCKHOLDERS OF

LUXOTTICA GROUP S.p.A.

April 28, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EST on April 20, 2017

MAIL - Sign, date and mail your proxy card in the envelope provided so that your vote is received on or before 10:00 AM EST on April 21, 2017.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

00003030000000000000 4 042817

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval of the Statutory Financial Statements for the year ended December 31, 2016.	NON-VOTING ITEM		
2. The allocation of net income and the distribution of dividends.	☐	☐	☐
3. An advisory vote on the first section of the Company's Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/1998.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- 0 LUXOTTICA GROUP S.p.A. Proxy for Ordinary meeting of Stockholders on April 28, 2017 (Continued and to be signed on the reverse side.) 14475 1.1